UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 23, 2014
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 23, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 28,953,035 issued and outstanding shares of common stock entitled to vote at the meeting, 27,224,991 of the shares voted in person or by proxy, representing 94.0% of the total eligible voting shares.

The following three proposals were submitted to a vote of the Company's shareholders at the Annual Meeting and the final voting results for each proposal are set forth below.

1.	The shareholders elected the two director nominees for a term of three years. The voting results are as follows:
		For	Withheld	Broker Non-Votes
	Mikel D. Faulkner	23,204,776	1,156,517	2,863,698

	Randel G. Owen	22,081,006	2,280,287	2,863,698

The other directors with remaining terms are Mr. Rick L. Wessel, who will continue to serve until the 2015 Annual Meeting of Shareholders, and Mr. Gabriel Guerra Castellanos, who will continue to serve until the 2016 Annual Meeting of Shareholders.

2.
The shareholders ratified the selection of Hein & Associates LLP as independent registered public accountant firm of the Company for the year ended December 31, 2014. The voting results are as follows:

	For	Against	Abstain
	26,679,780	485,640	59,571

3.	The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results are as follows:
	For	Against	Abstain	Broker Non-Votes
	22,264,614	2,004,007	92,672	2,863,698

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2014	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

3